                                                                 Exhibit (a)(11)
           ACCEPTANCE FORM FOR USE BY OPTION HOLDERS UNDER THE 1993 SCHEME


THIS ACCEPTANCE FORM IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you should consult your stockbroker, bank manager, solicitor, accountant or other independent financial advisor immediately.

T P Open
170 Hillbury Road
Warlingham
Surrey CR6 9TE



                ------------------------------------------------------



                                   ACCEPTANCE FORM

                                      FOR USE BY

                                OPTION HOLDERS UNDER

                                   THE 1993 SCHEME



                ------------------------------------------------------

- To accept the Recommended Proposals, please read the accompanying Prospectus and letter from MMI and Unionamerica carefully and then complete this Acceptance Form by following the instructions in each section of the Acceptance Form and the guidance notes.

- Return this Acceptance Form, duly completed and signed together with a cheque in respect of the exercise price if you wish to exercise your Option, to Trevor Smith, the Company Secretary of Unionamerica at 3 Minster Court, Mincing Lane, London EC3R 7DD as soon as possible, but in any event so as to arrive NO LATER THAN 3.00 P.M. ON FRIDAY 28 NOVEMBER 1997.

- Please return your option certificate with your Form. (If you have lost your option certificate please contact Trevor Smith.)

SECTION A: ACCEPTANCE OF THE RECOMMENDED PROPOSALS

OPTION DETAILS

You should tick boxes 3, 4, 5 and/or 6 as appropriate.


-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
    1              2                   3                 4              5              6
-----------------------------------------------------------------------------------------------
NO. OF        EXERCISE PRICE      EXERCISE YOUR       ACCEPT THE     EXERCISE       ACCEPT THE
UNIONAMERICA  FOR EACH OF THE     OPTION IN FULL      OPTION         YOUR           OPTION
SECURITIES    UNIONAMERICA        AND ACCEPT THE      ROLL-OVER      OPTION IN      ROLL-OVER
UNDER OPTION  SECURITIES          OFFER               PROPOSAL IN    PART AND       PROPOSAL
              UNDER OPTION                            FULL           ACCEPT THE     IN PART*
                                                                     OFFER*
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------


* If you tick boxes 5 or 6, please indicate the number of shares in respect of which you wish to:

-   exercise your Option in part                  .............................

-   accept the Option Roll-Over Proposal in part  .............................


Acceptance of either or both of the Recommended Proposals is conditional on the Offer becoming or being declared unconditional in all respects.

SECTION B

You must sign below if you wish to accept either or both of the Recommended Proposals and you have ticked either of boxes 3, 4, 5 or 6 above.




Signed ..................................................    Date...............
              (Option holder)

                 GUIDANCE NOTES FOR COMPLETING THIS ACCEPTANCE FORM

PLEASE READ THE ACCOMPANYING LETTER FROM MMI AND UNIONAMERICA AND THE RELEVANT SECTIONS OF THE PROSPECTUS BEFORE YOU COMPLETE THIS FORM. If you wish to exercise your Option please remember to enclose your option certificate and a cheque when you return your Acceptance Form.

IF YOU DO NOTHING YOUR OPTION MAY LAPSE.

SECTION A: ACCEPTANCE OF THE RECOMMENDED PROPOSALS

To accept the Recommended Proposals you may either:

(a) EXERCISE YOUR OPTION OVER UNIONAMERICA SECURITIES, IN WHOLE OR IN PART, ACCEPT THE OFFER AND RECEIVE MMI COMMON STOCK; AND/OR

(b) ROLL-OVER YOUR OPTION, IN WHOLE OR IN PART, FOR A NEW OPTION OVER MMI COMMON STOCK.

You should read the terms and conditions applying to the Recommended Proposals overleaf. By signing this Acceptance Form you agree to be bound by the terms and conditions set out overleaf.

NOTE: IF YOU ACCEPT THE OPTION ROLL-OVER PROPOSAL, YOU SHOULD BE AWARE THAT WHEN YOU SUBSEQUENTLY WANT TO EXERCISE YOUR NEW OPTION YOU WILL BE ABLE TO USE A CASH-LESS EXERCISE FACILITY WHICH MMI HAS ARRANGED WITH SMITH BARNEY INC. MORE INFORMATION IS AVAILABLE BY TELEPHONING MICHAEL J GALLAGHER OF SMITH BARNEY INC. ON 001 312 419 3534.

SECTION B: YOUR SIGNATURE

Once you have made your choice and completed Section A you should sign Section
B. PLEASE MAKE SURE YOU RETURN YOUR ACCEPTANCE FORM TO TREVOR SMITH TO ARRIVE NO LATER THAN 3.00PM ON FRIDAY 28 NOVEMBER 1997.

You should keep these guidance notes and the terms and conditions overleaf for your future reference.

                                 TERMS AND CONDITIONS

1.     BY SIGNING THIS ACCEPTANCE FORM:

1.1 I acknowledge receipt of the Prospectus and the letter from MMI and Unionamerica dated 5 November 1997;

1.2    I hereby warrant that my Option is valid and subsisting;

1.3 I hereby irrevocably authorise and direct Unionamerica or any person nominated by Unionamerica to execute any document and do any such thing on my behalf as may be necessary or desirable to give effect to any acceptance(s) made by me pursuant to Section A of this Acceptance Form;

2.     BY COMPLETING SECTIONS A AND B OF THIS ACCEPTANCE FORM, I AGREE AS
       FOLLOWS:

2.1 EXERCISE MY OPTION AND ACCEPT THE OFFER (IN WHOLE OR IN PART) - BOX 3 AND BOX 5, SECTION A

       Conditional upon the Offer becoming or being declared unconditional in all respects and immediately prior to Closing, I hereby exercise my Option (in whole or in part) in respect of which I have ticked box 3 or box 5 of Section A. I hereby irrevocably authorise Unionamerica or its agent to accept the Offer on my behalf in respect of the Unionamerica Securities I receive as a result of exercising my Option in respect of which I have ticked box 3 or box 5 of Section A. I hereby authorise and request MMI or its agent to send me to my above address at my risk a certificate for the MMI Common Stock to which I am entitled.

2.2 ACCEPT THE OPTION ROLL-OVER PROPOSAL (IN WHOLE OR IN PART) - BOX 4 AND BOX 6, SECTION A

       Conditional upon the Offer becoming or being declared unconditional in all respects and immediately prior to Closing, I hereby accept the Option Roll-Over Proposal in respect of my Option in respect of which I have ticked box 4 or box 6 of Section A. I hereby authorise and request MMI or its agent to send me at my risk a new option certificate for my New Option over MMI Common Stock to my above address.

3.     ACCEPTANCE FORMS WHICH ARE WRONGLY COMPLETED

       I agree that MMI reserves the right to accept any Acceptance Form which is wrongly completed or which is received after Friday 28 November 1997. Subject to this:

       (a) if I have completed the Acceptance Form, but not signed it, I accept that the Acceptance Form is of no effect;

       (b) if I have signed the Acceptance Form, but failed to tick any of the boxes in Section A, I accept that I will be treated as having ticked box 4 of Section A (i.e that I have elected to accept the Option Roll-Over Proposal in full); and

       (c) if I have signed the Acceptance Form and ticked more than one box against my Option (other than the boxes in box 5 or box 6), I accept that I will be treated as having ticked box 4 of Section A (i.e that I have elected to accept the Option Roll-Over Proposal in full).

4.     MISCELLANEOUS

       Accidental omission to despatch this document or the Acceptance Form to, or any failure to receive the same by, any person to whom the Recommended Proposals are made or should be made, shall not invalidate the Recommended Proposals in any way.

       All acceptances of the Recommended Proposals shall be irrevocable.

       Receipt of documents will not be acknowledged. All documents and remittances sent by, or to, you will be sent at your risk.